Q3 2017 Earnings Call November 2017 LATTICE SEMICONDUCTOR Exhibit 99.2

[2] Safe Harbor This presentation contains forward-looking statements that involve estimates, assumptions, risks and uncertainties, including statements relating to our belief that we have a number of other cost savings actions that are well underway and expected to benefit the Company in 2018, putting it on track to deliver improved financial results, that Edge connectivity will drive solid base business growth, that Edge intelligence will accelerate future growth, that stability and growth will drive solid financial returns, that we will continue to significantly reduce operating expense making growth plans achievable, our 2018 expectations of triple digit EBITDA, $50-60 million in debt reduction and improved leverage ratio, and all estimates under the heading “Q4 2017 Financial Guidance.” Lattice believes the factors identified below could cause our actual results to differ materially from the forward-looking statements. Factors that may cause our actual results to differ materially from the forward-looking statements in this presentation include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new and existing products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, and technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016 and our quarterly filings on Form 10-Q. Certain information in this presentation is identified as having been prepared on a non-GAAP basis. Management uses non-GAAP measures to better assess operating performance and to establish operational goals. Non-GAAP information should not be viewed by investors as a substitute for data prepared in accordance with GAAP. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward- looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Certain information in this presentation is identified as having been prepared on a non-GAAP basis. Management uses non-GAAP measures to better assess operating performance and to establish operational goals. Non-GAAP information should not be viewed by investors as a substitute for data prepared in accordance with GAAP.

Q3 2017 Summary

	GAAP			NON-GAAP		
	Q3 2017	*Q2 2017*	*Change*	*Q3 2017*	*Q2 2017*	*Change*
Revenue	$92.0M	$94.1M	-$2.1M	$92.0M	$94.1M	-$2.1M
Gross Margin %	58.0%	54.4%	+3.6%	58.1%	54.6%	+3.5%
OPEX	$90.8M	$59.9M	+$30.9M	$44.6M	$46.0M	-$1.4M
OP INC (loss)	$(37.5)M	$(8.7)M	-$28.8M	$8.9M	$5.4M	+$3.5M
OP INC (loss) %	(40.7%)	(9.3%)	-31.4%	9.7%	5.7%	+4.0%
EPS (diluted)	$(0.35)	$(0.11)	-$0.24	$0.04	$0.00	+$0.04

- Revenue for the third quarter of 2017 was down approximately 2.3% from the second quarter of 2017, which included approximately $8 million from a patent monetization that did not repeat in the third quarter.
- FPGA product revenue was up approximately 9.2% in the third quarter as compared to the second quarter, while Image product revenue was down 15% over the same period.
- Lattice took a $36.2 million asset impairment charge related its previously announced strategic decision to cease future investment in wired ASSP development as the Company concentrates its resources on higher potential growth opportunities.
- In addition to headcount and spin-out actions, Lattice has a number of other cost savings actions that are well underway and expected to benefit the Company in 2018, putting it on track to deliver improved financial results.

[3]

LATTICE SEMICONDUCTOR

Recent Business Highlights

CrossLink™ Supports Intelligence at the Edge


LATTICE
CrossLink™

Seven new modular IP cores add increased design flexibility to support consumer, industrial and automotive applications.

These modular IP cores offer the building blocks for customers to create their own unique video bridging solutions.

Continued Success and Leadership in AR and VR Applications

Lattice's low power, small form factor ECP5™ FPGA selected to perform stereo vision computing in AR/VR tracking platform.

ECP5 FPGAs are ideal for flexible connectivity & acceleration at the edge due to low power, small form factor & low cost, delivering an energy-efficient, low latency solution.

Lattice's iCE40 FPGA Continues Impressive Design Win Track Record

Valve selected Lattice's low power and low cost iCE40™.

iCE40 significantly reduces the number of signals that need to be routed from sensors to the applications processor / microcontrollers, which in turn reduces EMI emissions, PCB congestion and improves signal integrity.

[5] Edge connectivity drives stable base business growth Edge computing accelerates future growth Stability & growth drive solid financial returns Lattice’s Pathway to Growth & Profitability EDGE CONNECTIVITY EDGE COMPUTING FINANCIAL GROWTH $

[6] Decades of Leadership for Stability Control Stability Control, Connectivity and Computing for Edge Intelligence Control PLDs Financial Stability Edge Incumbency

[7] Edge Connectivity for Growth Control, Connectivity and Computing for Edge Intelligence Control Connectivity Growth Edge Connectivity Proven Growth Driver Leveraging Acquisitions Control PLDs Financial Stability Edge Incumbency

[8] Edge Computing for the Future Control, Connectivity and Computing for Edge Intelligence Control Connectivity Compute Edge Computing Future Growth Driver New Market Needs Existing Lattice Products Edge Connectivity Proven Growth Driver Leveraging Acquisitions Control PLDs Financial Stability Edge Incumbency

Edge Computing Applications

Wide Range of Requirements



	MOBILE	SMART HOME	SMART CITY	SMART FACTORY	SMART CAR
Applications	Face detection	Speech recognition	License plate recognition	Fault detection	Collision avoidance
End Devices	Smartphones Wearables	Smart speakers AR/VR	Surveillance cameras Drones	Machine vision Robotics	Automation Levels 3,4,5
Power	<10 mWs	<500 mWs	<1W	<3W	>10W
Price	<$1	<$3	<$5	<$10	>$20
Performance	~1 BOPS	~10 BOPS	~100 BOPS	~1,000 BOPS	>10,000 BOPS

[9]

LATTICE

[10] 99.2 113.2 118.1 104.6 94.1 92.0 $0 $30 $60 $90 $120 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Q3 2017 Financial Highlights Non-GAAP Revenue ($M) 50.8 52.9 45.1 47.7 46 44.6 $0 $20 $40 $60 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Non-GAAP OPEX ($M) Non-GAAP Gross Margin (%) % Q3 2017 Revenue was $92.0 million  Q3 revenue was inline with plan. Revenue decreased $2.1 million or 2.3% from Q2 primarily on declines in our licensing and services, partially offset by silicon growth, namely FPGAs.  Product revenue increased sequentially in Lattice’s three core markets. Q3 2017 Gross margin was 58.0% on a GAAP basis and 58.1% on a non- GAAP basis.  Gross Margin was at the high-end of plan.  Results reflect favorable product mix. Q3 2017 Operating expenses were $90.8 million on a GAAP basis and $44.6 million on a Non-GAAP basis. GAAP results include:  $36.2 million intangible asset impairment charge  $3.1 million in restructuring charges  $0.7 million in acquisition related charges  $8.5 million in amortization of acquired intangible assets  $2.4 million in stock-based compensation expense  $4.6 million gain from the sale of a building Q3 2017 net loss of $(0.35) per basic and diluted share on a GAAP basis, and net income of $0.04 per basic and diluted share on a non-GAAP basis % %

[11] Diversified Customer Base Provides Stability Customer Diversification 1 CUSTOMER 2 CUSTOMERS 1 CUSTOMER 10% Customer Count % of Revenue from Top 20 Customers

[12] Diversified Markets for Stability and Growth PLD MARKET CAGR* 2016 – 2021 Consumer +6% Industrial +10% Automotive +11% Communications +0% Compute +6% *IHS Markit WW Semi Shipments Q2’17 Product Revenue by Market Co n tr o l E d g e Co n n e cti v it y E d g e Co m p u ti n g

[13] Executing to Gross Margin Model F in a n cial M o d e l T a rg e t M id 5 0 ’s Lattice Gross Margin GM Range Consumer 40% - 50% Comms & Compute 50% - 60% Industrial & Auto 65% - 75% IP & Services 85% - 95%

[14] Significantly Reducing OpEx Growth Plans Achievable with This Level of Spending Headcount actions taken & other cost structure improvement well underway Reductions indexed to base business New product investments funded 8% 8-9% 7-9% Lattice OpEx** ($M) * Based on Company Estimates ** **Non-GAAP

[15] Improving Liquidity & Cash Flow Priority #1 is to Pay Down the Debt Net Debt = debt minus cash 2018 Expectations Triple digit EBITDA Enables $50M to $60M in debt reduction Improved leverage ratio ** * Based on Company Estimates

[16] Q4 2017 Financial Guidance In Millions Low Midpoint High Revenue $92M $95M $97M GAAP & Non-GAAP Gross margin % 54% 56% 58% GAAP Operating expenses $53M $54M $55M Amortization of acquired intangible assets -2% $5M +2% Restructuring charges -2% $3M +2% Stock-based compensation - operations -2% $2M +2% Non-GAAP Operating expenses $43M $44M $45M

[17] Edge connectivity drives stable base business growth Edge computing accelerates future growth Stability & growth drive solid financial returns Lattice Semiconductor Pathway to Growth and Profitability EDGE CONNECTIVITY EDGE COMPUTING FINANCIAL GROWTH $